UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2004

Finlay Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25716	13-3492802
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

529 Fifth Avenue, New York, New York	10017
(Address of principal executive offices)	(zip code)

Registrant’s Telephone Number, including Area Code: (212) 808-2800

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On June 3, 2004, Finlay Enterprises, Inc. (the “Company”) announced its wholly-owned subsidiary, Finlay Fine Jewelry Corporation (“Finlay Jewelry”), had completed its previously announced offering of $200 million of senior notes due June 1, 2012. The notes accrue interest at the rate of 8-3/8% per annum. In addition, the Company and Finlay Jewelry announced that they have repurchased the tendered 9% Senior Debentures due 2008 and 8-3/8% Senior Notes due 2008, respectively, and also called for redemption all of the Company’s remaining outstanding 9% Senior Debentures due 2008 and Finlay Jewelry’s remaining outstanding 8-3/8% Senior Notes due 2008 at redemption prices of 103.000% and 102.792%, respectively, plus accrued and unpaid interest to the redemption date.

The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a) - (b)	Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Form 8-K:

	99.1	Finlay Enterprises, Inc. press release dated June 3, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY ENTERPRISES, INC. (Registrant)

Dated: June 4, 2004	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick
Senior Vice President, Treasurer
and Chief Financial Officer